UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Highlands REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-0862795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

332 S Michigan Ave, Ninth Floor

Chicago, Illinois 60604

(Address, including zip code, of registrant’s principal executive offices)

Highlands REIT, Inc. 2016 Incentive Award Plan

(Full title of the Plan)

Richard Vance

President, Chief Executive Officer and Secretary

332 S Michigan Ave, Ninth Floor

Chicago, Illinois 60604

(312) 583-7990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cathy A. Birkeland

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

(312) 876-7681

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	43,000,000	$0.26	$11,180,000	$1,125.83

(1)	The Registrant is registering 43,000,000 shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”) hereunder which are issuable in connection with future grants of equity-based awards under the Highlands REIT, Inc. 2016 Incentive Award Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock split, stock dividend, recapitalization, spin-off, or similar transaction involving the Common Stock effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.
(3)	The Proposed Maximum Offering Price Per Share has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act and is based on the estimated book value per share of the Common Stock of $0.26 (based on a pro forma book value of $226,209,000 of the Registrant as of December 31, 2015 and 862,205,672.183 shares of Common Stock outstanding as of the date hereof). The Common Stock is not listed on a national securities exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of this Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant or the Plans are incorporated herein by reference:

(a)	The Registrant’s effective registration statement on Form 10, as amended (File No. 000- 55580), filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 18, 2016 (the “Form 10”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 14, 2016 and April 25, 2016; and

(c)	The description of the Registrant’s Common Stock contained in the Form 10, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

The Registrant’s charter authorizes it to obligate itself and the Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to (1) any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Registrant’s charter and bylaws also permit it, with the approval of the Registrant’s board of directors, to indemnify and advance expenses to any person who served as a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant’s charter and bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits following the signature pages to this Registration Statement, which exhibits are filed as a part of, and incorporated by reference into, this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on this 27th day of April, 2016.

Highlands REIT, Inc.

By:	/s/ Richard Vance
Richard Vance
President, Chief Executive Officer and Secretary

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, President, Chief Financial Officer (however designated), and Chief Accounting Officer (however designated) of Highlands REIT, Inc. and each of them severally, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to the Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2016.

Signature	Title

/s/ Richard Vance	Sole Director, President, Chief Executive Officer and Secretary (Principal Executive Officer)
Richard Vance

/s/ Joseph Giannini	Principal Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Joseph Giannini

INDEX TO EXHIBITS

EXHIBIT

4.1	Articles of Amendment and Restatement (Charter) of Highlands REIT, Inc.*

4.2	Form of Amended and Restated Bylaws of Highlands REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10 filed with the Commission on March 18, 2016)

5.1	Opinion of Venable LLP*

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP*

24.1	Powers of Attorney (included on signature page to this Registration Statement)

99.1	Highlands REIT, Inc. 2016 Incentive Award Plan*

*	Filed herewith.